UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2020

ALJ Regional Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37689	13-4082185
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

244 Madison Avenue, PMB #358 New York, NY		10016
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (888) 486-7775

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of class of registered securities Common Stock, par value $0.01 per share	Ticker Symbol ALJJ	Name of exchange on which registered NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. Entry into a Material Definitive Agreement.

Financing Agreement Amendment

On March 26, 2020, ALJ Regional Holdings, Inc. (the “Company”) entered into the Eighth Amendment (the “Eighth Amendment”) to the Financing Agreement, dated as of August 14, 2015 (as amended and restated from time to time, the “Financing Agreement”), by and among the Company, Faneuil, Inc., Floors-N-More, LLC, Phoenix Color Corp., each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto, the lenders from time to time party thereto (the “Lenders”), Cerberus Business Finance, LLC, as collateral agent for the Lenders (the “Collateral Agent”), and PNC Bank, National Association, as administrative agent for the Lenders (the “Administrative Agent”). The Eighth Amendment was entered into by the Company to amend certain terms and covenants.

The amended terms and covenants under the Eighth Amendment include, among other amendments:

(i) Removing the seasonal decreases in the Company’s revolving credit facility such that the amount available to borrow thereunder remains $32.5 million and remove the Seasonal Revolver and Seasonal Revolver Stepdown Period;

(ii) Adjusting the quarterly principal repayment obligation to (i) lower the March 31, 2020 payment from $2.05 million to $0, (ii) maintain the June 30, 2020 payment at $2.05 million, and (iii) increase the September 30, 2020 and December 31, 2020 payments from $2.05 million to $3.075 million;

(iii) Adjusting the interest payable on the Term B Loan from a mixture of cash and payable in kind to 100% be payable in kind until payment of the Term A Loan in full;

(iv) Adding a monthly fee of $100,000 payable to Administrative Agent for the account of the Lenders; and

(v) Allowing for the potential sale of certain transportation related accounts receivable of Faneuil, Inc. and related arrangements.

The foregoing description of the Eighth Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the full text of the Eighth Amendment, which is filed as Exhibit 10.1 hereto, the Seventh Amendment to the Financing Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K, previously filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2020, the Sixth Amendment to the Financing Agreement (the “Sixth Amendment”), which was filed as an exhibit to the Company’s Current Report on Form 8-K, previously filed with the Commission on December 23, 2019, the Fifth Amendment to the Financing Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K, previously filed with the Commission on August 1, 2019, the Fourth Amendment to the Financing Agreement (the “Fourth Amendment”), which was filed as an exhibit to the Company’s Current Report on Form 8-K, previously filed with the Commission on November 30, 2018, the Third Amendment to the Financing Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K, previously filed with the Commission on October 2, 2017, the Second Amendment to the Financing Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K, previously filed with the Commission on May 30, 2017, the First Amendment to the Financing Agreement, which was filed as an exhibit to the Company’s Current Report on Form 8-K, previously filed with the Commission on July 20, 2016, and the Financing Agreement, which was filed as an exhibit to the Company’s Registration Statement on Form 10-12B/A, previously filed with the Commission on March 28, 2016.

Amendment to Junior Participation Agreement and Warrants

In connection with the Sixth Amendment to the Financing Agreement, certain trusts and other entities formed for the benefit of, or otherwise affiliated with, Jess Ravich, the Company’s Chief Executive Officer and Chairman of the Board (the “Ravich Entities”), entered into a Junior Participation Agreement (the “Junior Participation Agreement”), pursuant to which the Ravich Entities agreed to purchase $4.1 million in junior participation interests in loans under the Financing Agreement (the “Junior Participation” and such interests, the “Junior Participation Interests”).  The Junior Participation Interests, as of the Sixth Amendment, were junior and subordinate to, the Lenders under the Financing Agreement in all respects, had no quarterly payments, and accrued interest under the Financing Agreement (i) in cash, accrued at the same rate per annum as other loans under the Financing Agreement and paid monthly, and (ii) in kind, accrued at 4.00% per annum, payable on the maturity date.  On March 26, 2020, in connection with, and as a condition to, the Eighth Amendment the Ravich Entities, the Lenders and Collateral Agent entered into an amendment to the Junior Participation Agreement pursuant to which the Ravich Entities agreed that in the event the Lender exercised its rights under the Junior Participation Agreement (as amended) to require that the Ravich Entities purchase $5 million in loans under the Financing Agreement, such loans would be converted into Term B Loans under the Financing Agreement. As the Term B Loans (as amended by the Eighth Amendment), are payable 100% in kind until repayment of the Term A Loans, instead of a mixture of cash and in kind (as provided in the Financing Agreement prior to the Eighth Amendment), in consideration of the Ravich Entities entering into such amendment to the Junior Participation Agreement, the Ravich Entities requested and the Company’s Audit Committee reviewed, approved and agreed to issue to the Ravich Entities a warrant exercisable for five years to purchase 380,538 shares of common stock of the Company.  Such warrant is exercisable at a price equal to the lesser of (i) the average closing price on the trailing 10 days preceding the issuance of the warrant and (ii) the closing price of the common stock of the Company on the six month anniversary of the date of issuance of the warrant and is intended to compensate the Ravich Entities for the increased risk inherent in the modification of the Term B Loan interest payment structure.

In November 2018, in connection with the Fourth Amendment, the Company entered into a Backstop Letter Agreement with Jess Ravich pursuant to which Mr. Ravich agreed to provide a “backstop” that enabled the Company to satisfy an alternative financing requirement as required by the Fourth Amendment.  Mr. Ravich agreed that, if the Company is unable to locate alternative financing on terms, conditions and timing reasonably acceptable to it, and if required by Lenders, he would satisfy the alternative financing requirement by purchasing $5 million of subordinated term loans from the Lenders.  Given that, in connection with the Eighth Amendment, the terms of the subordinated Term B Loan changed from partial cash pay interest to 100% paid in kind interest, Mr. Ravich requested, and the Audit Committee reviewed, approved and agreed to issue to Mr. Ravich, upon exercise of the backstop arrangements, if any, a warrant exercisable for five years to purchase 464,063 shares of common stock of the Company.  Such warrant would be exercisable at a price equal to the lesser of (i) the average closing price on the trailing 10 days preceding the issuance of the warrant and (ii) the closing price of the common stock on the six-month anniversary of the date of issuance of the warrant and would be issued to compensate Mr. Ravich for the increased risk inherent in the modification of the Term B Loan interest payment structure.

ITEM 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 with respect to the Eighth Amendment is incorporated herein by reference.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NO.	DESCRIPTION

10.1

Eighth Amendment to Financing Agreement, dated as of March 26, 2020, by and among the Company, Faneuil, Carpets, Phoenix, each subsidiary of the Company listed as a “Guarantor” on the signature pages thereto, the lenders from time to time party thereto, the Collateral Agent, and the Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ALJ Regional Holdings, Inc.

March 27, 2020	By:	/s/ Brian Hartman
Brian Hartman
Chief Financial Officer (Principal Financial Officer)